1 RLF1 28593747v.1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE HYZON MOTORS INC. ) ) C.A. No. 2023-____-___ VERIFIED PETITION FOR RELIEF PURSUANT TO 8 DEL. C. § 205 Petitioner Hyzon Motors Inc. (“Hyzon” or the “Company”), by and through its undersigned counsel, brings this petition pursuant to 8 Del. C. § 205 (the “Petition”), seeking to have this Court validate potentially defective corporate acts described below as follows: NATURE OF THE ACTION 1. This Petition seeks the Court’s urgent assistance to resolve the uncertainty surrounding the validity of the Company’s Second Amended and Restated Certificate of Incorporation (the “New Certificate of Incorporation”) and the validity of the Company’s currently outstanding shares of Class A Common Stock. 2. The Company was originally incorporated in Delaware in September 2017 as a special purpose acquisition company (“SPAC”). The Company later consummated an initial public offering (“IPO”) for the purpose of raising and deploying capital with a goal to acquire an IPO-ready private company in a transaction often referred to as a “de-SPAC” transaction. EFiled: Feb 13 2023 08:04PM EST Transaction ID 69132936 Case No. 2023-0177-

2 RLF1 28593747v.1 3. In February 2021, the Company entered into the Business Combination Agreement and Plan of Reorganization (the “Merger Agreement”), whereby the Company would acquire Old Hyzon (the “Merger”). 4. After entering into the Merger Agreement, the Company scheduled a special meeting of stockholders of the SPAC (the “Special Meeting”). Pursuant to its June 21, 2021, proxy statement (the “2021 Proxy Statement”), at the Special Meeting, the stockholders would be asked to consider and vote upon, among other things, a proposal to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, as well as proposals to approve and adopt the New Certificate of Incorporation. Ex. A at 85, 120-121. The New Certificate of Incorporation that the Company’s stockholders were asked to consider and vote on at the Special Meeting would increase the total number of authorized shares of all classes of the Company’s capital stock. Specifically, the approval and adoption of the New Certificate of Incorporation would increase the authorized number of shares of Class A Common Stock from 250,000,000 to 400,000,000 shares and the authorized number of shares of preferred stock from 1,000,000 shares to 10,000,000 shares. Ex. A at 120. 5. The 2021 Proxy Statement provided that the proposal to approve and adopt the amendment to the certificate of incorporation to increase the authorized number of shares and the proposal to approve and adopt additional amendments to

3 RLF1 28593747v.1 the certificate of incorporation would require “the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class.” Id. at 25. The Company held the Special Meeting on July 15, 2021, where a majority of the shares of the Company’s common stock entitled to vote at the Special Meeting were represented by proxy or online. Ex. B at 1. At the Special Meeting, the proposals to approve and adopt the amendment to the certificate of incorporation to increase the authorized shares and approve and adopt the additional amendments to the certificate of incorporation received approximately 93% and 95% approval from the holders of the Company’s voting common stock, respectively. Id. 6. While the proposals to approve and adopt New Certificate of Incorporation were approved by an overwhelming majority of the outstanding holders of common stock who voted—including the overwhelming majority of the holders of Class A Common Stock who voted—the 2021 Proxy Statement did not disclose that the Company was seeking a separate vote of a majority of the outstanding Class A Common Stock. Accounting for the holders of Class A Common Stock who did not participate, and despite the strong support of the Class A shareholders who did participate, the Company in fact did not receive a majority vote of the outstanding Class A Common Stock for the proposal to approve and

4 RLF1 28593747v.1 adopt the amendment to the certificate of incorporation to increase the authorized shares, although it did receive a majority vote of the Class A Common Stock for the proposal adopting the other amendments. Section 242(b)(2) of the Delaware General Corporation Law (the “DGCL”) provides that separate classes—but not separate series—are entitled to vote separately as a class on certificate of incorporation amendments that increase the number of authorized shares. In relevant part, Section 242(b)(2) provides: The holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class . . . . The number of authorized shares of any such class or classes of stock may be increased or decreased . . . by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote irrespective of this subsection, if so provided in the . . . certificate of incorporation . . . . 8 Del. C. § 242(b)(2). 7. Section 242(b)(2) thus provides that an amendment to change the number of authorized shares of a class of stock requires a separate vote of such class unless the certificate of incorporation contains a “Section 242(b)(2) opt-out provision” specifically denying the class entitlement to a separate vote. Like many SPAC charters, the Company’s amended and restated certificate of incorporation in effect prior to the Merger (the “Old Certificate of Incorporation”) did not contain such a provision.

5 RLF1 28593747v.1 8. The Company consummated the Merger on July 16, 2021. In connection with the Merger, all outstanding shares of Class B Common Stock were converted to shares of Class A Common Stock. The issuance at the time of the Merger increased the total number of shares of Class A Common Stock the Company had outstanding from 22,572,502 to 247,644,709, which, without counting warrants, does not exceed the number of shares of Class A Common Stock authorized by the Old Certificate of Incorporation. Including warrants the number of shares of Class A Common Stock would exceed the number of shares of Class A Common Stock authorized by the Old Certificate of Incorporation. The Company’s Class A Common Stock now trades on the NASDAQ under the ticker symbol “HYZN.” 9. The validity of the New Certificate of Incorporation and the Company’s outstanding shares of Class A Common Stock, including warrants issued in reliance on the effectiveness of the increase in the number of authorized shares of Class A Common Stock effected thereby, has come into question due to this Court’s recent opinion in Garfield v. Boxed, Inc., 2022 WL 17959766 (Del. Ch. Dec. 27, 2022). There, the Court addressed a mootness fee application from plaintiff’s counsel, which stemmed from a demand plaintiff had made to Boxed claiming that a separate vote of stockholders of Class A common stock was required to increase the number of authorized Class A shares in connection with a de-SPAC transaction. Id. at *1. In addressing the merits of plaintiff’s demand as a prerequisite to deciding the fee

6 RLF1 28593747v.1 application, the Court indicated that it agreed with the plaintiff’s interpretation that the company, whose certificate of incorporation contained substantially identical provisions with respect to its common stock as the Old Certificate of Incorporation, had multiple separate classes of common stock, rather than two series within a single class of common stock, and therefore, the Class A common stock was entitled a separate vote under Section 242. Id. at *9. 10. As a result of the Boxed decision, the validity of the Company’s New Certificate of Incorporation is uncertain because the 2021 Proxy Statement did not disclose that a separate vote of a majority of the Class A Common Stock was required to approve the New Certificate of Incorporation and such separate vote was not obtained by the Company for the proposal authorizing the increase of shares. Notwithstanding the strong support of the Class A shareholders who participated in the vote, the uncertainty resulting from the Boxed decision inhibits the Company’s ability to perform basic, fundamental corporate functions that a public company must undertake. 11. The Company therefore brings this Petition pursuant to 8 Del. C. § 205, seeking this Court’s urgent assistance to validate the New Certificate of Incorporation.

7 RLF1 28593747v.1 FACTUAL ALLEGATIONS A. The Company Forms and Consummates an IPO 12. Hyzon is a Delaware corporation originally formed as a SPAC on September 7, 2017, under the name Silver Run Acquisition Corporation III. Following its IPO, the Company changed its name to Decarbonization Plus Acquisition Corporation. Following the Company’s de-SPAC transaction, the Company changed its name to Hyzon Motors Inc. The Company is a global supplier of zero-emissions hydrogen fuel cell powered commercial vehicles, including heavy duty trucks. 13. On October 20, 2020, the Company filed a Form 8-K, announcing the consummation of its IPO. In connection with the IPO, the Company filed the Old Certificate of Incorporation, attached hereto as Exhibit C. Section 4.1 of the Old Certificate of Incorporation set forth the Company’s authorized capital stock as follows: The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 271,000,000 shares, consisting of (a) 270,000,000 shares of common stock (the “Common Stock”), including (i) 250,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). Ex. C, at Art. IV, § 4.1 (emphasis in original).

8 RLF1 28593747v.1 B. The Company Enters into the Merger Agreement and Schedules the Special Meeting 14. On February 8, 2021, the Company entered into the Merger Agreement with various Delaware entities, whereby the Company would acquire Old Hyzon. 15. On June 21, 2021, the Company filed the 2021 Proxy Statement, which set forth seven proposals to be voted on by the Company’s stockholders at the Special Meeting. Among the proposals was one to increase the authorized shares of Class A Common Stock and Preferred Stock in the Old Certificate of Incorporation (Proposal No. 2) and one to amend the Old Certificate of Incorporation in light of the Merger (Proposal No. 3). As explained to the stockholders, the New Certificate of Incorporation would effectuate a number of changes to the Old Certificate of Incorporation, including increasing the number of authorized shares of Class A Common Stock from 250,000,000 shares to 400,000,000 shares (the “Class A Increase Amendment”). 16. The 2021 Proxy Statement provided that the reason for the Class A Increase Amendment was that: The [Class A Increase Amendment] is intended to provide adequate authorized share capital to (a) accommodate the issuance of shares of Class A Common Stock as part of the exchange for outstanding securities of Hyzon at Closing (or reservation for issuance in respect of New Hyzon options issued in exchange for outstanding pre-merger Hyzon Options) pursuant to the Business Combination Agreement, PIPE Financing, 2021 Plan, and the future conversion of outstanding warrants into shares of Class A Common Stock and (b) provide

9 RLF1 28593747v.1 flexibility for future issuances of Class A Common Stock and Preferred Stock if determined by the New Hyzon Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. Ex. A at 120. 17. The 2021 Proxy Statement explained that the additional amendments to the Old Certificate were intended to adequately update the Charter for the post- combination company. Id. at 121. 18. The 2021 Proxy Statement also provided that: The approval of the Authorized Share Charter Proposal requires the affirmative vote (online or by proxy) of holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote thereon at the special meeting, voting as a single class. . . . The approval of the Additional Charter Proposal requires the affirmative vote (online or by proxy) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote and actually cast thereon at the special meeting, voting as a single class. Id. at 120, 122. C. The Merger is Approved and Consummated 19. The Special Meeting was held on July 15, 2021. 20. As of the record date, June 1, 2021, which determined the Company stockholders entitled to vote on the Merger and various amendments to the Old

10 RLF1 28593747v.1 Certificate of Incorporation at the Special Meeting, there were 28,215,627 shares of the Company’s common stock outstanding and entitled to vote. Of the 28,215,627 outstanding shares, 22,572,502 were Class A Common Stock and 5,643,125 were Class B Common Stock. Id. at 6. 21. At the Special Meeting, 17,912,054 shares, or approximately 63%, of the then-existing outstanding shares of the Company’s common stock entitled to vote were represented by proxy or online, constituting a quorum. As disclosed in the Company’s Form 8-K dated July 16, 2021 (the “Results Form 8-K”), at the Special Meeting, the proposals to increase the authorized shares and to amend the Old Certificate of Incorporation in light of the Merger received approximately 93% and 95% approval from the holders of the Company’s voting common stock, respectively. The shareholders of Class A Common Stock who participated in the vote strongly supported both proposals.1 1 Although votes of Class A and Class B shares were not separately counted, the approximate strength of support from Class A shares can be determined based on the aggregate vote count as reported in the Results Form 8-K. 17,912,054 total shares participated in the vote regarding the Class A Increase Amendment (16,590,438 votes in favor, 1,152,019 votes against, and 169,597 abstentions). Ex B at 1. Assuming that all outstanding Class B shares voted in favor of the amendment—an assumption that attributes all votes against the amendment to Class A shares, indicating the lowest possible approval percentage of Class A shares—10,947,313 Class A shares voted in favor of the Class A Increase Amendment (16,590,438 votes in favor – 5,643,125 outstanding Class B shares). Under the same assumption, those Class A shares represent 89.2% of voting Class A shares (10,947,313 Class A shares / (17,912,054 total voting shares – 5,643,125

11 RLF1 28593747v.1 22. The Company believed that the Class A Increase Amendment and the additional amendments to the Old Certificate of Incorporation had received the requisite stockholder approval. However, the 2021 Proxy Statement did not disclose that a separate vote of all outstanding Class A Common Stock was required. Despite the support of the Class A shareholders who participated in the vote, the Company did not receive a majority vote of all outstanding Class A Common Stock for the proposal increasing the authorized shares, although it did receive a majority vote of the Class A Common Stock for the proposal adopting the other amendments to the Old Certificate of Incorporation. 23. On July 16, 2021, the Merger was consummated, and the New Certificate of Incorporation was filed with the Delaware Secretary of State, attached hereto as Exhibit D. 24. As a result of the Merger, pursuant to the Merger Agreement, the Company issued additional shares of Class A Common Stock. This increased the number of outstanding shares of Class A Common Stock following the consummation of the Merger to 247,644,709 shares, which without counting warrants, does not exceed the number of shares of Class A Common Stock authorized by the Old Certificate of Incorporation. However, the Company does not outstanding Class B shares)). Based on the same calculation, at least 92.1% of participating Class A shares voted to amend the Old Certificate of Incorporation.

12 RLF1 28593747v.1 have sufficient shares of Class A Common Stock authorized to honor its obligations under the currently outstanding warrants. 25. Following the Merger, the Company and its board of directors have treated the approval of the Class A Increase Amendment and the New Certificate of Incorporation as valid, as evidenced by the Company’s subsequent public disclosures. For example, as disclosed in the Company’s most recent Form 10-Q, filed May 13, 2022, the authorized number of shares of Class A Common Stock was listed at 400,000,000 shares. 26. As of the date hereof, the Company has warrants to purchase approximately 19 million shares of Class A Common Stock issued and outstanding. D. The Boxed Decision 27. As mentioned above, this Court’s recent decision in Boxed calls into question the validity of the Class A Increase Amendment. There, the defendant corporation also sought stockholder approval to amend its certificate of incorporation to increase the number of authorized shares of Class A common stock in connection with its de-SPAC transaction. Boxed, 2022 WL 17959766, at *1. Before the stockholder vote, however, the plaintiff in Boxed wrote a letter to the company’s board asserting that the vote required for the amendment to the number of authorized shares of Class A common stock was incorrect because a separate vote of the holders of the Class A common stockholders was required under

13 RLF1 28593747v.1 Section 242(b). Id. The company subsequently chose to amend its merger agreement and supplemented its proxy statement to require the separate vote of the holders of its Class A common stock. Id. After the de-SPAC merger was completed, the plaintiff filed an action in this Court seeking attorneys’ fees and expenses for the benefits he allegedly conferred on the company and its stockholders as a result of this change. Id. In determining whether the plaintiff had in fact conferred a corporate benefit that would warrant a fee award under the corporate benefit doctrine, the Court considered whether the plaintiff’s demand was meritorious. Id. at *4. This required the Court to evaluate whether the a separate vote of the Class A common stock was required in connection with the increase in the number of shares of Class A common stock under Section 242(b)(2). Id. 28. In Boxed, the Court found that the company’s Class A common stock and Class B common stock were separate classes of capital stock, rather than series of a single class of common stock. Id. at *9. First, the Court pointed to the fact that the certificate of incorporation only used the word “class” and not “series” when describing the authorized common shares. Id. at *8. Second, the Court observed that Section 102(a)(4) of the DGCL requires the certificate of incorporation to set forth the number of shares of all classes and of each class and whether the shares are par or no-par, whereas no similar recitation is required for series. Id. Because the certificate of incorporation at issue in Boxed listed the number of authorized shares

14 RLF1 28593747v.1 and the par values for each of the common stock, Class A common stock, the Class B common stock, and the preferred stock, the Court reasoned that Section 102(a)(4) suggested each was a separate class. Id. at *9. Finally, the Court reasoned that the charter provision governing preferred stock empowered the board to “fix series by resolution” in keeping with Section 102(a)(4), which empowers companies to include such provisions in their charters. Id. The fact that the charter provision governing common stock did not similarly empower the board to create series of common stock suggested to the Court that the Class A and Class B common stocks were separate classes and not series of the class of common stock. Thus, the Court concluded that the claim that the Company would have violated Section 242(b)(2) if it had not sought a separate class vote of the holders of Class A common stock was meritorious because the “Class A and Class B are each a class of common stock, not series.” Id. 29. Like the certificate of incorporation at issue in Boxed, (i) the Old Certificate of Incorporation referred to the authorized common shares as “classes,” (ii) Section 4.1 of the Old Certificate of Incorporation set forth the number of shares and par values of Class A Common Stock, Class B Common Stock, and Preferred Stock, and (iii) Section 4.2 of the Old Certificate of Incorporation empowered the board to create “one of more series of Preferred Stock” and to establish “the number

15 RLF1 28593747v.1 of shares to be included in each such series” by resolution, whereas no similar provision existed for common stock. 30. While the Court’s discussion in Boxed described above is not a final ruling on the merits and while the Company respectfully disagrees with the conclusion in Boxed that the Class A common stock was a separate class of stock and not a series of the class of common stock, the opinion suggests that a reviewing court, if presented with the facts relevant here, may view the Company’s Class A Common Stock as a separate class of capital stock. Under that view, the Class A Increase Amendment would have required a separate vote of the Class A Common Stock. 31. As a result of the uncertainty created by the Court’s decision in Boxed, the validity of the Class A Increase Amendment, the New Certificate of Incorporation and the shares of Class A Common Stock to be issued in the future, in reliance on the validity of the Class A Increase Amendment, has become and will remain uncertain without relief from this Court. E. The Court’s Authority Under Section 205(a) 32. Under Section 205(a)(3) of the DGCL, this Court has the authority to “[d]etermine the validity and effectiveness of any defective corporate act not ratified . . . pursuant to § 204.” 8 Del. C. § 205(a)(3). Further, under Section 205(a)(4), this Court may “[d]etermine the validity of any corporate act or transaction and any

16 RLF1 28593747v.1 stock, rights or options to acquire stock.” 8 Del. C. § 205(a)(4). A defective corporate act includes any act or transaction purportedly taken by or on behalf of the corporation that is within the power of a corporation, but is void or voidable due to a failure of authorization. A failure of authorization includes, among other things, the failure to authorize or effect an act or transaction in compliance with the DGCL, the company’s certificate of incorporation, or any disclosure set forth in any proxy or consent solicitation statement, if and to the extent such failure would render such act or transaction void or voidable. 33. Relevant here, if a separate vote of the shares of Class A Common Stock was required to approve the Class A Increase Amendment and the other amendments to the Old Certificate of Incorporation under Section 242(b)(2), the single class vote could be considered a failure of authorization. As a result, the filing of the New Certificate of Incorporation (which effected the Class A Increase Amendment) and all warrants exercisable into the Company’s common stock issued in reliance on the effectiveness thereof, would potentially be considered defective corporate acts under Section 204 and 205, notwithstanding the overwhelming support of the shareholders of Class A Common Stock who did participate in the vote. 34. As such, the Court has the power to validate the Class A Increase Amendment and the New Certificate of Incorporation under Section 205.

17 RLF1 28593747v.1 F. The Validation Factors Set Forth in Section 205(d) 35. When determining whether to validate a defective corporate act, the Court may look to Section 205(d) of the DGCL for certain factors to consider. Section 205(d) provides: In connection with the resolution of matters pursuant to subsections (a) and (b) of this section, the Court of Chancery may consider the following: (1) Whether the defective corporate act was originally approved or effectuated with the belief that the approval or effectuation was in compliance with the provisions of this title, the certificate of incorporation or bylaws of the corporation; (2) Whether the corporation and board of directors has treated the defective corporate act as a valid act or transaction and whether any person has acted in reliance on the public record that such defective corporate act was valid; (3) Whether any person will be or was harmed by the ratification or validation of the defective corporate act, excluding any harm that would have resulted if the defective corporate act had been valid when approved or effectuated; (4) Whether any person will be harmed by the failure to ratify or validate the defective corporate act; and (5) Any other factors or considerations the Court deems just and equitable. 8 Del. C. § 205(d). 36. Factor 1: The Company’s Belief That the Class A Increase Amendment Was Valid Under Delaware Law. With respect to the first factor set forth in Section 205(d), the Company has demonstrated that the Class A Increase

18 RLF1 28593747v.1 Amendment was approved with the good faith belief that the required stockholder approval had been obtained under Delaware law. In the Results Form 8-K, the Company stated that the Class A Increase Amendment was approved by the stockholders at the Special Meeting and the Merger and each of the transactions contemplated by the Merger Agreement were closed the following day in reliance of that approval. 37. Factor 2: The Company’s Treatment of the Class A Increase Amendment as Valid. With respect to the second factor set forth in Section 205(d)(2), since the Special Meeting, the Company has treated the Class A Increase Amendment as valid and effective. In numerous public filings since the closing of the de-SPAC transaction (including in the Company’s most recent Form 10-Q), the Company has disclosed to its stockholders the number of shares of Class A Common Stock currently authorized at 400 million shares. It has also represented that approximately 19 million shares are reserved for issuance upon exercise of the warrants. 38. Factor 3: No Harm to Any Person Will Result from the Validation of the Class A Increase Amendment. With respect to the third factor set forth in Section 205(d), the Company has no reason to believe that any person would be harmed by the validation of the Company’s New Certificate of Incorporation. Indeed, the shareholders of Class A Common Stock who participated in the vote

19 RLF1 28593747v.1 strongly supported the Class A Increase Amendment. The purpose of the validation is to provide certainty to the capital structure of the Company by ensuring that each person who currently believes they own shares of Class A Common Stock does in fact own such shares. 39. Factor 4: Harm Will Result if the Class A Increase Amendment Is Not Validated. With respect to the fourth factor set forth in Section 205(d), this Petition demonstrates that there are many parties that would be harmed if this Court refuses to validate the Company’s capital structure. As a result of the uncertainty currently surrounding the validity of the Company’s Class A Common Stock, the Company is unable to verify, with the precision required of a public company, which purported stockholders hold valid Class A Common Shares. This has caused, and will continue to cause, harm to the purported holders of those shares and to the value of the shares themselves. This uncertainty is likely to also cause harm to the market, disrupt the Company’s commercial relationships, result in claims from purported holders of Class A Common Stock, and jeopardize the Company’s eligibility to remain listed on the NASDAQ. 40. The risk of harm is increased in light of the Company’s ongoing work to restate certain financial statements and regain compliance with NASDAQ’s listing requirements. On August 4, 2022, the Company filed a Form 8-K with the Securities and Exchange Commission disclosing the uncovering of certain issues regarding

20 RLF1 28593747v.1 revenue recognition timing and internal controls and procedures, primarily pertaining to its China operations. These issues were brought to the attention of the board of directors by Company management. As a result, the Company disclosed its inability to file its Form 10-Q for the second quarter of 2022 by the required deadline, stated that its previously issued financial statements should no longer be relied upon, and announced non-compliance under NASDAQ Listing Rule 5250(c)(1) (the “Filing Requirement”). The Company also announced that its 2021 Form 10-K and its Form 10-Q for the first quarter of 2022 should no longer be relied upon. 41. Shortly thereafter, on August 16, 2022, the Company received a notification from NASDAQ that the Company had not timely complied with NASDAQ’s Filing Requirement. The Company submitted a compliance plan to NASDAQ describing the steps the Company planned to take to restate its financial reports, and on November 2, 2022, NASDAQ granted the Company an extension until February 13, 2023, to regain compliance with the Filing Requirement. The Company later received a notice from NASDAQ indicating that the Company would be delisted from NASDAQ on February 14, 2023, unless the Company requested a hearing in accordance with the NASDAQ Rule 5800 Series. 42. Absent the relief requested in this Petition, the uncertainty regarding the validity of the Company’s Class A Common Stock will complicate and delay the

21 RLF1 28593747v.1 Company’s continuing work to restate its financial reports. The Company needs relief from the Court as soon as possible to remove the uncertainty surrounding its capital structure, and to avoid delay of its progress in restating its financial results, so that the Company is able to regain compliance with the NASDAQ’s Filing Requirement and prevent the delisting of its shares. Inability to complete its restatement on the currently contemplated timeline and the potential resulting delisting of its shares would irreparably harm the Company and its stockholders. 43. The uncertainty regarding the Company’s capital structure also threatens to jeopardize the Company’s current and potential financing arrangements, as well as the Company’s current and future operational matters. For example, the Company may need to raise additional capital to execute its business plan and continue day-to-day operations. The uncertainty regarding the validity of the Company’s Class A Common Stock would likely prevent the Company from raising additional capital through the sale of additional securities. 44. Factor 5: Other Factors the Court Should Consider. With respect to the fifth and final factor set forth in Section 205(d), at least three “other factors” support granting the relief requested in this Petition. 45. First, while on its face, Section 204 of the DGCL may appear to grant a possible remedy to the Company, this approach to ratification is likely to be ineffective under the circumstances here. First, the Company cannot hold a meeting

22 RLF1 28593747v.1 of its stockholders within the timeframe necessary to complete its restatement and avoid delisting. If a meeting could be held at all given the Company’s current deficiencies, it would take at least 60-90 days. Moreover, even if the Company was able to secure a valid ratification from its stockholders, the Company would then be required to file a certificate of validation with the Delaware Secretary of State. The Company understands that processing times for certificates of validation is currently running as long as 3-4 months. The only path to resolution of the uncertainty created by the Boxed decision is for the Court to grant the relief requested in this Petition. 46. Second, this is an opportunity for the Court to provide clear guidance as to whether current or potential stockholders of a similar company can rely on such company’s capital structure. The uncertainty described above is not isolated or limited to the Company, as numerous publicly-traded Delaware corporations face the same cloud of uncertainty created by this Court’s decision in Boxed. See, e.g., In re Lordstown, C.A. No. 2023-0083-LWW (Del. Ch.); In re Lucid Group Inc, C.A. No. 2023-0116-LWW (Del. Ch.); In re ChargePoint Hldgs. Inc., C.A. No. 2023- 0113-LWW; In re Fisker Inc., C.A. No. 2023-0119-LWW (Del. Ch.); In re EVgo Inc., 2023-0132-LWW (Del. Ch.). Granting this Petition, and those set forth in actions cited above, may offer other SPACs facing the same uncertainty a solution to this widespread problem. Crafting a sensible, equitable, and prompt solution

23 RLF1 28593747v.1 would be in keeping with both this Court’s and the State of Delaware’s reputations as our country’s preeminent caretakers of corporate law and governance. 47. Finally, the proposals to increase the authorized shares and to amend the Old Certificate of Incorporation received overwhelming support from the voting shareholders, receiving 93% and 95% approval from the participating holders of the Company’s voting common stock, respectively. That included overwhelming support from participating shares of the Company’s Class A Common Stock, at least 89% of which voted in favor of the Class A Increase Amendment. See supra ¶ 21 & n.1. The uniform support of the participating shareholders, including the Class A shareholders, is a strong additional reason to declare the New Certificate of Incorporation and the increase in Class A shares effective. 48. The Company therefore respectfully requests that this Court enter an order validating and declaring effective the New Certificate of Incorporation and all of the Company’s outstanding shares of Class A Common Stock to prevent ongoing and significant harm to the Company, its stockholders, and its commercial prospects. COUNT ONE (Validation of Defective Corporate Act and Putative Stock Pursuant to 8 Del. C. § 205) 49. The Company repeats and reiterates the allegations set forth above as if fully set forth herein.

24 RLF1 28593747v.1 50. The Company is authorized to bring this Petition under 8 Del. C. § 205, which provides that this Court may determine the validity and effectiveness of any defective corporate act and any putative stock. 51. The Company consummated the Merger and filed the New Certificate of Incorporation, effecting an increase in the authorized shares of Class A Common Stock in the good faith belief that such increase was adopted in compliance with Delaware Law. 52. The Company has since treated the New Certificate of Incorporation as valid and has treated all acts in reliance of the New Certificate of Incorporation as valid. 53. The Company’s stockholders, directors, and employees, as well as the Company’s commercial partners, have relied on the effectiveness of the New Certificate of Incorporation and have treated all acts in reliance of the New Certificate of Incorporation as valid. 54. On information and belief, no persons will be harmed by the validation of the New Certificate of Incorporation and all of the currently outstanding shares of the Company’s Class A Common Stock. 55. The results of the Company’s Special Meeting and the subsequent filing of the New Certificate of Incorporation were both disclosed publicly, and actions have been taken in reliance thereon.

25 RLF1 28593747v.1 56. As set forth above, the Company, its stockholders, and its future commercial prospects may be irreparably and significantly harmed absent urgent relief from this Court. PRAYER FOR RELIEF WHEREFORE, the Company respectfully requests that this Court enter an order as follows: A. Validating and declaring effective the New Certificate of Incorporation (and the Class A Increase Amendment effected thereby), including the filing and effectiveness thereof, as of the date and time that the New Certificate of Incorporation was originally filed with the Delaware Secretary of State; B. Validating and declaring effective any and all warrants exercisable into shares of Class A Common Stock issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, in each case as of the date and time of the original issuance of such shares of Class A Common Stock; and C. Granting such other and further relief as this Court deems proper.

26 RLF1 28593747v.1 Dated: February 13, 2023 /s/ Kevin M. Gallagher Kevin M. Gallagher (#5337) Nicole M. Henry (#6550) Richards, Layton & Finger, P.A. 920 North King Street Wilmington, Delaware 19801 (302) 651-7700 Attorneys for Petitioner Hyzon Motors Inc.